Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-237593) pertaining to the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan, and
(2) Registration Statement (Form S-8 No. 333-254506) pertaining to the Zentalis Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan;

of our report dated March 25, 2021, with respect to the consolidated financial statements of Zentalis Pharmaceuticals, Inc. (Successor to Zentalis Pharmaceuticals, LLC) included in this Annual Report (Form 10-K) of Zentalis Pharmaceuticals, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

San Diego, California
March 25, 2021